SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2003



                         WARP TECHNOLOGY HOLDINGS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Nevada                       000-33197                   88-0467845
------------------------        ---------------------         ----------------
(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                               Identification
                                                                  Number)


            535 West 34th Street, 5th Floor, New York, New York 10001
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (212) 962-9277
              ----------------------------------------------------
              (Registrant's Telephone Number, including area code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         WARP Technology Holdings, Inc. (the "Registrant") hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the "Commission") on January 27, 2003 (the "Form 8-K") as set forth in the pages attached hereto.


Item 2.  Acquisition or Disposition of Assets.

         On January 10, 2003 (the "Closing Date"), the Registrant, through its wholly-owned subsidiary 6043577 Canada Inc., acquired one hundred percent (100%) of the issued and outstanding capital stock of SpiderSoftware Inc. ("Spider"), a privately held Canadian corporation, through a share exchange transaction (the "Transaction") pursuant to a Share Exchange Agreement (the "Exchange Agreement") dated as of December 13, 2002, by and among the Registrant, 6043577 Canada Inc., Spider, the Spider Insiders and the Sellers as Identified on Schedule A thereto. Pursuant to the Exchange Agreement the Spider shareholders were issued approximately 1,500,000 shares of the preferred stock of 6043577 Canada Inc., which in turn is convertible into shares of the Registrant's common stock on a 1 for 1 basis, and the Registrant forgave outstanding Spider promissory notes of approximately $250,000, in exchange for one hundred percent (100%) of the issued and outstanding capital stock of Spider.

         The foregoing description of the Exchange Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Exchange Agreement. The Exchange Agreement is attached as Exhibit 2.2 to the Form 8-K and is incorporated herein by reference. The terms and conditions of the Exchange Agreement were determined through arms-length negotiations between the parties.

         Neither the preferred stock of 6043577 Canada Inc., nor the shares of the Registrant's common stock issued upon conversion of such preferred stock (collectively the "Consideration Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Consideration Shares were issued to the Spider stockholders pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Consideration Shares are subject to restrictions on transfer under the Securities Act and may only be transferred or resold pursuant to an effective registration statement or in compliance with an exemption from such registration.

Item 7.  Financial Statement and Exhibits.

(a) Financial Statements of the Business Acquired

     The following financial statements of the business acquired, SpiderSoftware Inc., accompany this Amendment No. 1 to the Current Report on Form 8-K filed with the Commission on January 27, 2003:

         Index to Financial Statements of Business Acquired           Page
                                                                      ----

         Report of Independent Auditors                                F-2
         Consolidated Balance Sheets                                   F-3
         Consolidated Statements of Operations                         F-4
         Consolidated Statements of Stockholder's Equity (Deficiency)  F-5
         Consolidated Statements of Cash Flows                         F-6
         Notes to Consolidated Financial Statements                    F-7

(b) Pro Forma Financial Information

     The following unaudited Pro Forma Consolidated Financial Statements accompany this Amendment No. 1 to the Current Report on Form 8-K filed with the Commission on January 27, 2003:

         Index to Unaudited Pro Forma Consolidated Financial
         Statements                                                   Page
                                                                      ----

         Introduction to Unaudited Pro Forma Consolidated
                  Financial Statements                                F-20
         Unaudited Pro Forma Condensed Consolidated Balance Sheet
                  as of December 31, 2002                             F-21
         Unaudited Pro Forma Condensed Consolidated Statement
                  of Operations for the Six Months Ended
                  December 31, 2002                                   F-22
         Unaudited Pro Forma Condensed Consolidated Statement
                  of Operations for the Year Ended June 30, 2002 F-23 Notes to Unaudited Pro Forma Consolidated Financial
                  Statements                                          F-24

(c) Exhibits.

         The following Exhibits are hereby filed as part of this Amendment No. 1 to Current Report on Form 8-K:

Exhibit         Description

2.2* Form of Share Exchange Agreement dated as of December 13, 2002 by and among WARP Technology Holdings, Inc., 6043577 Canada Inc., SpiderSoftware Inc., the Spider Insiders and the Persons Identified on Schedule A thereto.

10.7* Form of Put and Call Agreement dated as of December 13, 2002, by and among Warp Technology Holdings, Inc., 6043577 Canada Inc., and all of the Shareholders of SpiderSoftware Inc.

--------------------
*   Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, WARP Technology Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 17, 2003

                                            WARP TECHNOLOGY HOLDINGS, INC.


                                            By: /s/ Karl Douglas
                                                -------------------------------
                                                Karl Douglas, CEO and President

Consolidated Financial Statements

SpiderSoftware Inc.
(formerly known as SpiderCache Inc.)
June 30, 2002 and 2001

                          INDEPENDENT AUDITORS' REPORT




To the Directors of
SpiderSoftware Inc.

We have audited the consolidated balance sheets of SpiderSoftware Inc. as at June 30, 2002 and 2001 and the consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of SpiderSoftware Inc. as at June 30, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

The accompanying consolidated financial statement have been prepared assuming that SpiderSoftware Inc. will continue as a going concern. As described in note 1 to the consolidated financial statements, the Company's recurring operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada,                            /s/ ERNST & YOUNG LLP
February 28, 2003.                            Chartered Accountants

SpiderSoftware Inc.


                           CONSOLIDATED BALANCE SHEETS
                      (See Basis of Presentation - note 1)

As at June 30                                                     (expressed in Canadian dollars)

                                                                         2002               2001
                                                                           $                  $
----------------------------------------------------------------------------------------------------
ASSETS [note 6]
Current
Cash                                                                        --            588,900
Accounts receivable                                                     14,217             88,849
Investment tax credits receivable [note 9]                              94,500             96,425
Goods and services tax receivable                                        2,065             24,032
Prepaid and other assets                                                   450              4,409
----------------------------------------------------------------------------------------------------
Total current assets                                                   111,232            802,615
Capital assets, net [note 5]                                            89,176            107,320
----------------------------------------------------------------------------------------------------
                                                                       200,408            909,935
====================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current
Bank indebtedness                                                        4,151                 --
Accounts payable                                                       144,869            130,382
Accrued liabilities                                                     42,710             11,392
Deferred revenue                                                         3,238             26,038
Convertible debenture [note 6]                                         182,560                 --
----------------------------------------------------------------------------------------------------
Total liabilities                                                      377,528            167,812
----------------------------------------------------------------------------------------------------

Contingencies [note 12]

Stockholders' equity (deficiency)
Common stock [note 7]                                                1,340,134          1,137,024
Convertible preferred shares [note 8]                                       --          1,000,000
Additional paid in capital                                           1,848,633            538,520
Accumulated deficit                                                 (3,365,887)        (1,933,421)
----------------------------------------------------------------------------------------------------
Total stockholders' equity (deficiency)                               (177,120)           742,123
----------------------------------------------------------------------------------------------------
                                                                       200,408            909,935
====================================================================================================

See accompanying notes

SpiderSoftware Inc.


                      CONSOLIDATED STATEMENTS OF OPERATIONS


Year ended June 30                                                (expressed in Canadian dollars)

                                                                          2002               2001
                                                                            $                  $
---------------------------------------------------------------------------------------------------
Revenues
Licenses [note 10]                                                      85,520            145,329
Maintenance, support and services [note 10]                             30,591              7,042
---------------------------------------------------------------------------------------------------
                                                                       116,111            152,371
Cost of revenues
Maintenance, support and services                                       55,525             51,084
---------------------------------------------------------------------------------------------------
Total operating expenses                                                55,525             51,084

---------------------------------------------------------------------------------------------------
Gross profit                                                            60,586            101,287

Operating expenses
Sales and marketing [notes 7[c], and 10]                               738,137          1,281,218
Research and development [note 7[c] and 9]                             326,808            212,090
General and administrative [note 7[c]                                  364,716            477,905
---------------------------------------------------------------------------------------------------
Total operating expenses                                             1,429,661          1,971,213

---------------------------------------------------------------------------------------------------
Loss from operations                                                (1,369,075)        (1,869,926)

Other income (expense)
Interest income                                                          3,240             21,316
Interest expense [note 6]                                              (79,252)                --
Gain on partial extinguishment of beneficial conversion
  feature [note 6]                                                      11,901                 --
Foreign exchange gain                                                      720             17,182
---------------------------------------------------------------------------------------------------
Total other income (expense)                                           (63,391)            38,498

---------------------------------------------------------------------------------------------------
Net loss and comprehensive loss                                     (1,432,466)        (1,831,428)
===================================================================================================

See accompanying notes

SpiderSoftware Inc.

                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                                                                    (expressed in Canadian dollars)


                                                                             Preferred                                     Total
                                                        Common stock           stock          Additional               stockholders'
                                                     ------------------ ---------------------   paid in     Accumulated    equity
                                                     Shares    Amount    Shares       Amount    capital       Deficit   (deficiency)
                                                       #         $          #            $         $             $            $
------------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2000                           4,500,000    (1,875)        --           --        --     (101,993)    (103,868)
Common stock issued for cash, net of share issue
   costs of $10,604 [note 7[b]]                      775,000 1,496,141         --           --        --           --    1,496,141
Warrants issued with common shares [note 7[b]]            --  (357,242)        --           --   357,242           --           --
Stock-based compensation [note 7[c]]                      --        --         --           --   181,278           --      181,278
Preferred shares issued for cash and
   other consideration [note 8[b]]                        --        --  2,250,000    1,000,000        --           --    1,000,000
Net loss and comprehensive loss                           --        --         --           --        --   (1,831,428)  (1,831,428)
------------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2001                           5,275,000 1,137,024  2,250,000    1,000,000   538,520   (1,993,421)     742,123
Common stock issued for cash, net of share issue
   costs of $11,410 [note 7[b]]                    1,637,000   188,110         --           --        --           --      188,110
Common stock issued with convertible debenture
   [note 6]                                          125,000    15,000         --           --        --           --       15,000
Stock-based compensation [note 7[c]]                      --        --         --           --   527,896           --      527,896
Value of beneficial conversion feature on
   convertible debenture [note 6]                         --        --         --           --    44,118           --       44,118
Partial extinguishment of beneficial conversion
   feature on convertible debenture [note 6]              --        --         --           --   (11,901)          --      (11,901)
Repurchase of preferred shares [note 8[b]]                --        -- (2,250,000)  (1,000,000)  750,000           --     (250,000)
Net loss and comprehensive loss                           --        --         --           --        --   (1,432,466)  (1,432,466)
------------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2002                           7,037,000 1,340,134         --           -- 1,848,633   (3,365,887)    (177,120)
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

SpiderSoftware Inc.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS


Year ended June 30                                                (expressed in Canadian dollars)

                                                                         2002               2001
                                                                           $                  $
-------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                            (1,432,466)        (1,831,428)
Adjustments to reconcile net loss to net cash:
   Amortization of capital assets                                       24,454             25,945
   Write-off of capital assets                                           6,086                 --
   Accretion of convertible debenture                                   15,000                 --
   Non-cash stock based compensation                                   527,896            181,278
   Non-cash interest expense on beneficial conversion feature           44,118                 --
   Non-cash gain on extinguishment of beneficial conversion feature    (11,901)                --
Changes in operating assets and liabilities
   Accounts receivable                                                  74,632            (88,849)
   Investment tax credits receivable                                     1,925            (96,425)
   Goods and services tax receivable                                    21,967            (24,032)
   Prepaid and other assets                                              3,959             (3,959)
   Accounts payable                                                     14,488            130,382
   Accrued liabilities                                                  31,317              9,067
   Deferred revenue                                                    (22,800)            24,045
-------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                 (701,325)        (1,673,976)
-------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Acquisition of capital assets                                          (12,396)          (133,265)
-------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                  (12,396)          (133,265)
-------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of common stock                                 199,520          1,506,745
Share issuance costs - common stock                                    (11,410)           (10,604)
Proceeds from issuance of convertible preferred stock                       --            600,000
Repurchase of convertible preferred stock                             (250,000)                --
Proceeds from bridge loans                                                  --            300,000
Proceeds from issuance of convertible debenture                        250,000                 --
Repayment of convertible debenture                                     (67,440)                --
Bank indebtedness                                                        4,151                 --
-------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                              124,821          2,396,141
-------------------------------------------------------------------------------------------------------

(Decrease) increase in cash                                           (588,900)           588,900
Cash, at the beginning of the year                                     588,900                 --
-------------------------------------------------------------------------------------------------------
Cash, at the end of the year                                                --            588,900
=======================================================================================================

Supplementary information
Cash interest paid                                                          28                 --
Cash interest received                                                   3,776             21,316
=======================================================================================================

See accompanying notes

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)


1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business

SpiderSoftware Inc. ("Spider" or the "Company") is an information technology company whose SpiderCache software and SpiderBox appliance products allow companies to decrease the time to serve static and dynamically created web pages. This reduces the wait time experienced by users and facilitates the support of a greater number of concurrent users on a given site, both on internal networks and internet business sites.

The Company was incorporated under the Canada Business Corporation Act on June 22, 2000. On July 30, 2001, the Company changed its name from SpiderCache Inc. to SpiderSoftware Inc. The Company is headquartered in Vancouver, British Columbia.

Basis of presentation

The consolidated financial statements have been prepared by management in accordance with accounting principles generally recognized in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred a loss of $1,432,466 for the year ended June 30, 2002 [2001
- $1,831,428] and has a working capital deficiency and stockholders' deficiency of $266,296 and $177,120 as at June 30, 2002 respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management has been able, thus far, to finance the operations through a series of equity private placements, debenture financing and bridge loans. However, there are no assurances that the Company will be successful in obtaining future financing.

The ability of the Company to continue as a going concern is uncertain and dependant upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations [see note 13]. These consolidated financial statements do not give effect to any adjustments to the amounts of and classification of assets and liabilities which would be necessary should the Company be unable to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies used in the preparation of these consolidated financial statements:

Basis of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, SpiderSoftware Corporation. The U.S. subsidiary has been inactive since incorporation and has no material assets or liabilities. All intercompany balances and transactions have been eliminated upon consolidation.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)


2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent; however, actual results could differ from these estimates.

Capital assets

Capital assets are recorded at cost less accumulated amortization. Capital assets are amortized using the following estimated useful lives:

     Computer software                                        1 year
     Computer hardware                                        3 years
     Furniture and fixtures                                   5 years

Revenue recognition

Licensing revenues are derived from sales of software licenses. Maintenance, support and services revenues consist of technical support, training, consulting and maintenance.

Spider generally recognizes licensing revenues, whether sold direct or through distributors or resellers, upon product delivery, provided persuasive evidence of an arrangement exists, fees are fixed or determinable and the resulting receivable is deemed collectible by management. In instances where payments are subject to extended payment terms, revenues are not recognized until the payments become due.

Revenues from technical support and maintenance are recognized ratably over the term of the arrangement, generally one year. Revenues from training and consulting are generally recognized as the services are performed.

In the normal course of its business, the Company provides software licenses, maintenance, support and services in exchange for goods and services. The revenues thus earned are recorded on the basis of the fair value of the products and services provided.

Deferred revenue represents amounts from customers under license, maintenance and service arrangements for which the criteria to recognize revenue has not been satisfied. These amounts relate primarily to provision of technical support and maintenance arrangements with future deliverables.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)


2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Developed technology

The Company applies Statement of Financial Accounting Standards No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" to software technologies developed internally or purchased. Internal development costs are included in research and development and are expensed as incurred. SFAS 86 requires the capitalization of certain internal development costs once technological feasibility is established, which for the Company, generally occurs upon the completion of a working model. As the time period between the completion of a working model and the general availability of software has been short, no capitalization of internal development costs has occurred.

Investment tax credits and government grants

Investment tax credits and government grants related to current research and development expenses are recorded as a reduction to these expenses for the period in which a reasonable estimate of the amount can be made and collectibility is reasonably assured. Investment tax credits and government grants related to the acquisition of capital assets are deducted from the cost of the related capital assets with any amortization calculated on the net amount.

Advertising expense

The cost of advertising is expensed as incurred.

Foreign currency translation

Trade transactions completed in foreign currencies are reflected in Canadian dollars at the rates prevailing at the time of the transactions. Monetary assets and liabilities denominated in foreign currencies are reflected in the financial statements in equivalent Canadian dollars at the rate of exchange prevailing at the balance sheet date. The resulting differences between the translated amounts at the original transaction date and the balance sheet are charged to income as they arise.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees"
("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense for employees is based on the difference, if any, between fair value of the Company's stock and the exercise price on the date of the grant. The Company accounts for stock issued to non-employees at fair value in accordance with SFAS 123. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to non-employees.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)


2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Income taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are recognized with respect to the future tax consequences attributable to differences between the tax basis of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.


3. CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables.

Revenue to one customer comprised 14% of total revenues for the year ended June 30, 2002 and 12% of accounts receivable as at June 30, 2002 respectively [2001 - one customer comprised 52% of total revenues and 79% of accounts receivable respectively].

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments, including accounts receivable, investment tax credits receivable, goods and services tax receivable, accounts payable, accrued liabilities, and convertible debenture, approximated fair value because of their short term nature.


5. CAPITAL ASSETS

                                                                     Accumulated         Net book
                                                      Cost          amortization           value
                                                        $                 $                  $
----------------------------------------------------------------------------------------------------
June 30, 2002
Computer software                                     14,306            13,318                988
Computer hardware                                     80,812            22,199             58,613
Furniture and fixtures                                40,908            11,333             29,575
----------------------------------------------------------------------------------------------------
                                                     136,026            46,850             89,176
====================================================================================================

June 30, 2001
Computer software                                     14,306             8,178              6,128
Computer hardware                                     85,340            12,801             72,539
Furniture and fixtures                                33,619             4,966             28,653
----------------------------------------------------------------------------------------------------
                                                     133,265            25,945            107,320
====================================================================================================

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)


6. CONVERTIBLE DEBENTURE

On July 25, 2001, the Company received $250,000 from Seraphim Ventures Inc., an existing shareholder in exchange for a convertible debenture and 125,000 fully paid common shares.

The proceeds have been allocated to the convertible debenture and the common shares based on their relative fair value of each security at the time of issuance. Accordingly, $235,000 was allocated to the convertible debenture and $15,000 was allocated to the common shares. The fair value of common shares at the time of issuance of the 125,000 common shares was estimated by the Company's Board of Directors to be $0.12 per common share. The carrying value of the convertible debenture will be accreted to its principal amount to its earliest maturity date (see below).

In addition, the convertible debenture is convertible at a discount of 15% to the subscription price paid by investors for equity securities issued in connection with a private placement for an aggregate amount of not less than $1,000,000, subject to anti-dilution provisions as outlined in the convertible debenture agreement.

The holder of the debenture may convert the principal sum and all accrued interest into fully paid common shares at any time after the earliest of January 31, 2002, a $1,000,000 financing or event of default (as defined in the debenture agreement). Should a $1,000,000 financing not have occurred by January 31, 2002, the debenture is convertible into common shares at a discount of 15% to the lowest price that common shares have been issued in the period that the debenture has been outstanding. As a result of the discounted conversion price, the Company recorded a beneficial conversion feature of $44,118 as a non-cash interest expense in the year ended June 30, 2002.

The convertible debenture bears interest at 10% per annum and is repayable on the earliest of January 31, 2002, a $1,000,000 financing or event of default (as defined in the debenture agreement).

The Company may, at any time, repay up to $125,000 owing under the debenture. During the year ended June 30, 2002, the Company repaid $67,440 of the amount owing on the convertible debenture. As a result of the partial repayment of the amounts owed on the convertible debenture, the Company recorded a gain on partial extinguishment of the beneficial conversion of $11,901.

Interest expense relating to amounts outstanding on the debenture during the year ended June 30, 2002 amounted to $20,106 [2001 - $nil].

The convertible debenture is secured by intellectual property owned by, licensed to or used by the Company.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)



7. COMMON STOCK

a]   Authorized

The Company has authorized an unlimited number of voting common shares with no par value.

b]   Issued and outstanding

                                                                      Number of
                                                                       Shares             Amount
                                                                          #                  $
-----------------------------------------------------------------------------------------------------
Balance, June 30, 2000                                               4,500,000             (1,875)
Issued for cash [i]                                                    775,000          1,506,745
Share issue costs                                                           --            (10,604)
Warrants issued with common shares [i]                                      --           (357,242)
-----------------------------------------------------------------------------------------------------
Balance, June 30, 2001                                               5,275,000          1,137,024
Issued for cash [note 6]                                             1,762,000            214,520
Share issue costs                                                           --            (11,410)
-----------------------------------------------------------------------------------------------------
Balance, June 30, 2002                                               7,037,000          1,340,134
=====================================================================================================

The common shares are entitled to one vote per share.

[i] On December 1, 2000, in conjunction with the sale of 275,000 shares of common stock at US$3 per share to certain investors for US$825,000 (CAD$1,256,745), the Company issued warrants to purchase 137,500 shares of its common stock at an exercise price of US$3 per share. The gross proceeds from the sale of common stock has been allocated to the common stock and the warrants based on the relative fair value of common stock and the warrants at the time of issuance. Accordingly $899,503 was allocated to common stock and $357,242 was allocated to the warrants. The fair value of the warrants was estimated using the Black-Scholes option pricing model. The warrants expired unexercised on November 30, 2001.

c]   Stock options

Stock Option Plan

The Company established a Stock Option Plan (the "Plan") on June 22, 2000, whereby options to purchase shares of the Company's stock may be granted to executive officers and directors, employees and consultants. The Company has reserved 1,000,000 of common shares under the Plan.

The exercise price of the options is determined by the Board of Directors but generally will be at least equal to the fair value of the common shares on the grant date. The options vest as determined by the Board, and expire no later than five years from the date of grant.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)



7. COMMON STOCK (cont'd.)

c]   Stock options (cont'd.)

Any stock options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. Stock option activity is summarized as follows:

                                                                  Weighted
                                               Number of           average
                                                options        exercise price
                                                   #                  $
------------------------------------------------------------------------------

Balance, June 30, 2000                               --                 --
Granted                                         302,500               0.45
------------------------------------------------------------------------------
Balance, June 30, 2001                          302,500               0.45
Granted                                         320,500               0.22
Cancelled                                      (210,000)              0.33
------------------------------------------------------------------------------
Balance, June 30, 2002                          413,000               0.33
------------------------------------------------------------------------------

At June 30, 2002, 587,000 shares were available under the Plan for future grants.

The following table summarizes information about stock options outstanding and exercisable as at June 30, 2002:

                      Options outstanding                 Options exercisable
               ----------------------------------  -----------------------------------
   Range of      Number of                           Number of
   Exercise    common shares         Remaining     common shares        Remaining
    Prices        issuable       contractual life    issuable        contractual life
       $             #                (years)            #               (years)
--------------------------------------------------------------------------------------
  0.12             188,000              4.44            188,000             4.44
  0.50             225,000              3.88            118,750             3.86
--------------------------------------------------------------------------------------
                   413,000              4.13            306,750             4.25
--------------------------------------------------------------------------------------

Stock-based compensation

For the years ended June 30, the Company incurred non-cash stock-based compensation expense reported in the consolidated statements of operations as follows:

                                             2002               2001
                                               $                  $
--------------------------------------------------------------------------

Sales and marketing                         211,158             78,601
Research and development                    211,158             68,451
General and administrative                  105,580             34,226
--------------------------------------------------------------------------
                                            527,896            181,278
--------------------------------------------------------------------------

The Company incurred a non-cash stock-based compensation expense of $527,896 in 2002 as a result of stock options granted to employees with an exercise price less than the market price of the common stock on the date of grant [2001 - $171,128].

The Company incurred non-cash stock-based compensation of $10,150 in 2001 as a result of 35,000 stock options granted to consultants in exchange for services. The stock options granted were valued on the commitment date using the Black-Scholes valuation model. The value attributable to the stock options was recorded as a sales and marketing expense.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)



7. COMMON STOCK (cont'd.)

c]   Stock options (cont'd.)

Pro forma disclosure of the stock-based compensation

The following pro forma information shows the results of operations as if stock-based awards granted to employees had been accounted for using the fair value method.

The fair value of the Company's stock-based awards granted during the year was estimated using the Black-Scholes option pricing model using the following assumptions:

                                              2002                2001
---------------------------------------------------------------------------

Volatility                                     65.5%              90.7%
Expected life of options                     2 years            2 years
Dividend yield                                  0.0%               0.0%
Risk free interest rate                        4.14%              5.43%
---------------------------------------------------------------------------

For pro forma purposes, the estimated fair value of the Company's stock-based awards is amortized over the vesting period of the underlying options.

The pro forma net loss and comprehensive loss for each year is as follows:

                                                      2002               2001
                                                        $                  $
-------------------------------------------------------------------------------

Net loss and comprehensive loss                   1,432,466          1,831,428
Compensation expense                                 66,674             65,984
-------------------------------------------------------------------------------
Pro forma net loss and comprehensive loss         1,499,140          1,897,412
-------------------------------------------------------------------------------

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)



8. CONVERTIBLE PREFERRED SHARES

a]   Authorized

The Company has authorized an unlimited amount of preferred shares at no par value.

Each preferred share is convertible, at the option of the holder at any time, into one fully paid common share of the Company on a one-to-one basis. The conversion price is the original issue price, subject to adjustments which protect against share volume dilution which include if the Company issues common shares, options, rights or warrants for less than the preferred share original issue price; dividends or other distributions on common shares payable in additional common shares or securities of the Company other than common shares; and stock splits or consolidation of common or preferred shares.

All holders of preferred shares are entitled to receive notice and to attend all meetings of the shareholders of the Company (except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series) and each has voting rights equivalent to those that the holder would have "as if" they were converted to common shares on that date.

If the common shares issuable upon the conversion of preferred shares are changed into the same or a different number of shares of any class of stock, whether by capital reorganization, reclassification, subdivision or consolidation of stock or otherwise, a share dividend on common shares, or the issuance of an option, right or warrant, any preferred shares have the right to convert into the kind and amount of shares receivable upon such reorganization, reclassification, subdivision or consolidation of stock or otherwise.

In addition, the preferred shares will convert to common shares on occurrence of the Company receiving aggregate proceeds from one or more financings of not less than US$25,000,000, the election by a majority of the holders of preferred shares to convert into common shares, or an initial public offering.

The preferred shares have preferential rights upon liquidation, ranking senior to all other classes of shares.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)



8. CONVERTIBLE PREFERRED SHARES (cont'd.)

b]   Issued

    2002           2001                                   2002           2001
      #              #                  Class               $              $
--------------------------------------------------------------------------------
        --      2,250,000      Class A preferred shares        --     1,000,000
--------------------------------------------------------------------------------

Pursuant to a preferred shares subscription agreement dated August 30, 2000 and amended October 6, 2000 (the "Preferred Shares Agreement"), the Company issued 2,250,000 Class A preferred shares at $0.4444 per share to Itemus Inc. for the following consideration:

----------------------------------------------------------------------------
                                                                  $

Consideration provided
Cash paid                                                       600,000
Settlement of bridge loans previously advanced                  300,000
Settlement of demand promissory note                            100,000
----------------------------------------------------------------------------
                                                              1,000,000
----------------------------------------------------------------------------

At the time of the transaction, one of the directors of the Company was also a director of Itemus Inc. and one director was a director of a subsidiary of Itemus Inc.

On June 22, 2000, the Company acquired in-process research and development from Itemus Inc. As consideration to acquire this in-process research and development, the Company issued a $100,000 demand promissory note. Interest on amounts outstanding was calculated and payable semi-annually at 8% per annum. Pursuant to the Preferred Shares Agreement, the demand promissory note was settled in exchange for preferred shares. The accrued interest of $2,324 was forgiven.

On July 23, 2001, the Company repurchased all outstanding preferred shares for a total cash consideration of $250,000. The $750,000 excess of the carrying value over the amount paid to repurchase the preferred shares has been recorded as additional paid-in capital.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)




9. RESEARCH AND DEVELOPMENT

                                                    2002               2001
                                                      $                  $
-------------------------------------------------------------------------------

Research and development expenses                 415,601            316,869
Investment tax credits                            (47,250)           (96,425)
Government grants                                 (41,543)            (8,354)
-------------------------------------------------------------------------------
                                                  326,808            212,090
-------------------------------------------------------------------------------

As at June 30, 2002, the Company has accrued an investment tax credit receivable of $94,500 which has not yet been received. The investment tax credits are subject to review and audit by Canada Customs and Revenue Agency ("CCRA"). Although the Company has used its best judgment and understanding of the related income tax legislation in determining the amounts and timing of investment tax credits, it is possible that the amounts could change by a material amount in the near term depending on a review and audit by CCRA.


10. ADVERTISING EXPENSE

Advertising expense paid in cash included in sales and marketing expense, totalled $26,894 and $135,063 in the years ending June 30, 2002 and 2001 respectively.

Advertising expense incurred by entering into non-monetary transactions included in sales and marketing expenses, totaled $nil and $78,930 in the years ending June 30, 2002 and 2001 respectively. In exchange for advertising the Company's products and services, the Company gave third parties license, maintenance, support and services.

The non-monetary transactions were recorded based on the fair value of the products and services provided. $nil and $7,275 was included in license revenue and maintenance, support and service revenue respectively in the year ended June 30, 2002 (June 30, 2001 - $68,727 and $2,928 respectively).

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)




11. INCOME TAXES

The Company is subject to federal and provincial income taxes in Canada.

At June 30, 2002, the Company has non-capital losses for Canadian income tax purposes of approximately $2,332,000, which are available to carryforward to reduce future years' taxable income. As the Company has a December 31st taxation year-end, these income tax losses expire as follows:

                                                                       $
----------------------------------------------------------------------------

December 31, 2007                                                  640,000
December 31, 2008                                                1.690,000
December 31, 2009                                                    2,000
----------------------------------------------------------------------------
                                                                 2,332,000
----------------------------------------------------------------------------

Non-capital losses noted above are restricted by Canadian tax law due to the acquisition of the Company as described in note 13 and may not be available for use in future years pursuant to provisions of the Income Tax Act.

Net future tax assets are as follows:
                                                        2002            2001
                                                          $               $
-------------------------------------------------------------------------------

Loss carryforwards                                    831,000         554,000
Research and development deductions and credits        28,000          22,300
Share issue costs and financing fees                    9,700           3,300
Capital assets                                         (3,700)         (5,200)
Other                                                  24,000          25,600
-------------------------------------------------------------------------------
                                                      889,000         600,000
Future tax asset valuation allowance                 (889,000)       (600,000)
-------------------------------------------------------------------------------
Net future tax assets                                      --              --
-------------------------------------------------------------------------------

Management believes there is sufficient uncertainty regarding the realization of future tax assets such that a full valuation allowance has been provided.


12. CONTINGENCIES

The Company is subject to litigation in the ordinary course of its business. While the Company believes that the ultimate outcome of these matters will not have a material adverse effect on the Company, the outcome of these matters is not determinable and negative outcomes may adversely effect the Company's financial position, liquidity or results of operations.

SpiderSoftware Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 2002 and 2001                           (expressed in Canadian dollars)



13. SUBSEQUENT EVENTS

[i] Subsequent to June 30, 2002, the Company issued 410,000 additional common shares to employees, directors and a company controlled by a director and shareholder for services rendered. The Company also issued 140,000 shares to professional advisors for services rendered.

[ii] Subsequent to June 30, 2002, the Company raised US$250,000 (CAD$392,211) in additional bridge loan financing from WARP Technology Holdings, Inc. secured by promissory notes.

[iii] On January 10, 2003, WARP Technology Holdings, Inc. through its wholly-owned subsidiary 6043577 Canada Inc., acquired 100% of the issued and outstanding capital stock of the Company through a share exchange transaction pursuant to a share exchange agreement (the "Exchange Agreement"). Pursuant to the Exchange Agreement, Spider shareholders were issued 1,500,000 shares of the preferred stock of 6043577 Canada Inc., which in turn is convertible into common shares of WARP Technology Holdings, Inc. on a 1 for 1 basis and WARP Technology Holdings, Inc. forgave the outstanding promissory notes of US$250,000 in exchange for 100% of the issued and outstanding capital stock of the Company.

[iv] As part of the Exchange Agreement, it was agreed with the convertible debenture holder that $54,034 of the debt (including accrued interest) would be forgiven. The remaining amount of $128,526, which is subject to 10% interest per annum, is to be repaid by April 30, 2003.

INTRODUCTION TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited condensed consolidated financial information sets forth the consolidated financial position and consolidated results of operations of Warp Technology Holding, Inc. ("Warp") and SpiderSoftware Inc. ("Spider") assuming the combination was accounted for using the purchase method of accounting and that the combination was consummated (i) on December 31, 2002 for the unaudited pro forma condensed consolidated balance sheet and (ii) as of the beginning of the earliest period presented in the unaudited pro forma condensed statements of operations. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values and useful lives, which are subject to further adjustment based on future events and future analysis.

The unaudited pro forma information consolidates Warp's historical consolidated balance sheet as of December, 31, 2002 with the consolidated balance sheet of Spider as of December 31, 2002, and Warp's historical consolidated statements of operations for the fiscal year ended June 30, 2002 and the six months ended December 31, 2002 with the historical consolidated statements of operations of Spider for the twelve months ended June 30, 2002 and the six months ended December 31, 2002 respectively.

The pro forma condensed consolidated balance sheet and statements of operations have been prepared by the management of Warp. The following unaudited pro forma condensed consolidated information is presented for illustration purposes only. It is not necessarily indicative of the financial position or results of operations that would actually have been reported had the combination been in effect during those periods or may be reported in the future. The statements should be read in conjunction with Warp's historical financial statements and notes thereto included in filings with the SEC and Spider's financial statements, which have been included in this report.

                                                                   Warp Technology Holdings, Inc.
                                                                   Unaudited Proforma Condensed Consolidated Balance Sheet
                                                                   December 31, 2002



                                                  Canadian $    Conversion        US $            Proforma       Proforma
                                   Warp             Spider         Rate          Spider          Adjustments   Consolidated
                                ----------------------------------------------------------------------------------------------
Cash and Cash Equivalents            $563,962          $64,505          0.63        $40,638                 -        $604,600
Account Receivable                    579,422          109,389          0.63         68,915                 -         648,337
Inventory                             166,000                -             -              -                 -         166,000
Prepaids                               25,342                -          0.63              -                 -          25,342
Deferred Product Cost                  82,066                -             -              -                 -          82,066
                                ----------------------------------------------------------------------------------------------
Total Current Assets                1,416,792          173,894                      109,553   -             -       1,526,345


Property and Equipment, net            72,293           76,854          0.63         48,418                 -         120,711
Advances to Spider                    250,000                -             -              -   1      (250,000)              -
Goodwill                                    -                -             -              -   2     4,770,034       4,770,034
Other Assets                            7,065                -             -              -                 -           7,065

                                ----------------------------------------------------------------------------------------------
Total Assets                       $1,746,150         $250,748                     $157,971        $4,520,034      $6,424,155
                                ==============================================================================================


Current Liabilities
Accounts Payable                     $287,197          $38,117          0.63        $24,014                 -        $311,211
Loan from Warp Solutions                               392,211             -        250,000   1      (250,000)              -
Debentures- current                                    128,526          0.63         80,971                 -          80,971
Accrued Expenses                      171,932           46,240          0.63         29,131                 -         201,063
Deferred Revenues                     745,692            4,647          0.63          2,928                 -         748,620
Interest Payable                                        20,106          0.63         12,667                 -          12,667
                                ----------------------------------------------------------------------------------------------
Current liabilites                  1,204,821          629,847                      399,711          (250,000)      1,354,532

Preferred Stock                             -                -                            -   2            15              15
Common Stock                              629        1,505,134          0.63        948,234   2      (948,234)            629
Additional Paid in Capital         32,940,496        2,082,324          0.63      1,311,864   2     3,216,415      37,468,775
Deferred Compensation             (11,666,667)               -                            -                       (11,666,667)
Accumulated Deficit               (20,733,129)      (3,966,557)         0.63     (2,501,838)1,2     2,501,838     (20,733,129)
                                ----------------------------------------------------------------------------------------------
Total Stockholders' Equity
  (Deficiency)                        541,329         (379,099)                    (241,740)        4,770,034       5,069,623
                                ----------------------------------------------------------------------------------------------
Total Liabilities and
  Stockholders' Equity
  (Deficiency)                     $1,746,150         $250,748                     $157,971        $4,520,034      $6,424,155
                                ==============================================================================================

                                                                Warp Technology Holdings, Inc.
                                                                Unaudited Proforma Consolidated Statement of Operations
                                                                For the Six Months Ended December 31,2002


                                                            Canadian $      Conversion         US $       Proforma       Proforma
                                        Warp                  Spider           Rate           Spider    Adjustments    Consolidated
                                  -------------------------------------------------------------------------------------------------
Revenue                                 $146,398              $ 43,958          0.64         $ 28,133                    $ 174,531
Product Cost                              32,951                11,453          0.64            7,330                       40,281
Product Development                      252,326               146,106          0.64           93,508                      345,834
Sales & Marketing                        336,256               161,437          0.64          103,320                      439,576
General and Administrative             1,183,301               136,454          0.64           87,331                    1,270,632
Non Cash Compensation                  5,133,333               233,691          0.64          149,562                    5,282,895

                                  -------------------------------------------------------------------------------------------------
Net Loss before Interest Expense      (6,791,769)             (645,183)                      (412,918)            -     (7,204,687)

Interest Income (Expenses)                 8,868                (9,441)         0.64           (6,042)                       2,826
Other Income                                                    53,953          0.64           34,530                       34,530
                                  -------------------------------------------------------------------------------------------------
Net Loss                            $ (6,782,901)           $ (600,671)                    $ (384,430)            -    ($7,167,331)
                                  =================================================================================================
Basic and diluted
net loss per share                         (0.11)                    -                              -                        (0.11)
                                  =================================================================================================
Weighted-average number
common shares-basic
and diluted                           60,471,882                     -                              -                   62,861,556
                                  =================================================================================================

                                                               Warp Technology Holdings, Inc.
                                                               Unaudited Consolidated Proforma for the year ended June 30, 2002
                                                               Consolidated Statement of operations


                                                              Canadian $    Conversion        US $        Proforma       Proforma
                                           Warp                 Spider         Rate          Spider      Adjustments   Consolidated
                                    -----------------------------------------------------------------------------------------------
Revenue                                    $11,333             $116,111          0.64        $74,311                       $85,644
Product Cost                                     -               55,525          0.64         35,536                        35,536
Product Development                      1,586,427              326,808          0.64        209,157                     1,795,584
Sales & Marketing                          179,082              738,137          0.64        472,408                       651,490
General and Administrative               3,208,073              364,716          0.64        233,418                     3,441,491

                                    -----------------------------------------------------------------------------------------------
Net Loss before Interest Expense        (4,962,249)          (1,369,075)                    (876,208)                   (5,838,457)

Interest Income (Expenses)                  (3,064)             (76,012)         0.64        (48,647)                      (51,711)
Other Income                                                     12,621          0.64          8,077                         8,077
                                    -----------------------------------------------------------------------------------------------
Net Loss                               ($4,965,313)         ($1,432,466)                   ($916,778)                  ($5,882,091)
                                    ===============================================================================================
Basic and diluted
net loss per share                           (0.21)                   -                            -                         (0.23)
                                    ===============================================================================================
Weighted-average number
common shares-basic
and diluted                             23,617,003                    -                            -                    25,117,003
                                    ===============================================================================================

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

     (1) Reflects Warp's purchase of Spider for $250,000 in cash, through the forgiveness of the promisory note, and 1,500,000 shares of the preferred stock of Registrant's subsidiary, 6043577 Canada, Inc., with a combined estimated value of $4,021,500, as of the transaction date of January 10,2003, and 81,853 fully vested stock options valued at approximately $257,000. We are in the process of obtaining an independent third party valuation thus the purchase price and the allocation of the purchase price are subject to change.

     (2) To reflect the elimination of $250,000 of cash advanced to Spider from Warp prior to the transaction date.